AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 11, 2009

REGISTRATION NO.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CALIFORNIA MICRO DEVICES CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	94-2672609
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

490 NORTH MCCARTHY BLVD #100 MILPITAS, CALIFORNIA	95035-5112
(Address of principal executive offices)	(Zip Code)

2004 OMNIBUS INCENTIVE COMPENSATION PLAN, AS AMENDED

Full title of the plan

COPY TO:
ROBERT V. DICKINSON PRESIDENT AND CHIEF EXECUTIVE OFFICER CALIFORNIA MICRO DEVICES CORPORATION 490 NORTH MCCARTHY BLVD #100 MILPITAS, CALIFORNIA 95035 (408) 263-3214	STEPHEN M. WURZBURG, ESQ. PILLSBURY WINTHROP SHAW PITTMAN LLP 2475 HANOVER STREET PALO ALTO, CA 94304 (650) 233-4500
(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED(1)	AMOUNT TO BE REGISTERED(2)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE PRICE	AMOUNT OF REGISTRATION FEE
Common Stock to be issued under the 2004 Omnibus Incentive Compensation Plan, As Amended	3,672,230 (4)	$2.765 (3)	$10,153,716	$459.78 (5)

(1)	The securities to be registered include options and rights to acquire $0.001 par value common stock (“Common Stock”).
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(3)	Estimated pursuant to Rule 457(h) under the Securities Act solely for the purposes of calculating the registration fee, based upon the average of the high and low sales prices of the Registrant’s Common Stock on the NASDAQ National Market on May 8, 2009.
(4)	This includes (1) 2,980,000 shares reserved under the 2004 Omnibus Incentive Compensation Plan (the “2004 Plan”) approved at the 2005, 2006, and 2008 annual meetings and which had never been reserved for issuance under any other employee benefit plan; (2) 49,890 shares originally reserved under the 1995 Non-Employee Directors’ Stock Option Plan which as of March 31, 2009, were not subject to currently outstanding options under that plan, had not been issued pursuant to the prior exercise of options granted under that plan, and had not been previously transferred to the 2004 Plan; and (3) 642,340 shares originally reserved under the 1995 Employee Stock Option Plan which as of March 31, 2009, were not subject to currently outstanding options under that plan, had not been issued pursuant to the prior exercise of options granted under that plan, had not been previously transferred to the 2004 Plan, and had not been and were not reserved under a 50,000 share subplan under that plan for United Kingdom employees and consultants.
(5)	The filing fee was calculated solely on the basis of the 2,980,000 shares reserved for the first time under the 2004 Plan. The filing fee for the other shares described in footnote 4 transferred from other plans has been paid in connection with prior registration statements on Form S-8 filed by California Micro Devices Corporation covering the 1995 Non-Employee Directors’ Stock Option Plan and the 1995 Employee Stock Option Plan and is creditable under Rule 457(p). The filing fee for 349,484 shares was paid in connection with Registration Statement No. 333-108443 filed on September 2, 2003; the filing fee for 292,856 shares was paid in connection with Registration Statement 333-102199 filed on December 24, 2002; the filing fee for 42,459 shares was paid in connection with Registration Statement No. 333-88250 filed on May 15, 2002; and the filing fee for 7,431 shares was paid in connection with Registration Statement No. 333-43138 filed on August 4, 2000.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING IN ACCORDANCE WITH RULE 462 UNDER THE SECURITIES ACT.

INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

GENERAL INSTRUCTION E INFORMATION

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

The Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 9, 2004 (File No. 333-120313) is hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Securities and Exchange Commission (“Commission”) are hereby incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008, filed on June 11, 2008.

(b) The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2008; September 30, 2008; and December 31, 2008, filed on August 7, 2008; November 10, 2008; and February 9, 2009, respectively.

(c) The Registrant’s Current Reports on Form 8-K dated May 13, 2008 (which was filed on May 19, 2008); dated August 1, 2008 (which was filed on August 4, 2008) (but only as to item 8.01; items 7.01 and 9.01 are not hereby incorporated by reference); and dated August 21, 2008 (which was filed on August 27, 2008).

(d) The description of Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed on March 2, 1987, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Registrant is not, however, incorporating, in each case, any documents or information that Registrant is deemed to furnish and not file in accordance with SEC rules unless and to the extent that Registrant specifically states that such document or information is to be considered filed under the Exchange Act or specifically incorporates it by reference into this Registration Statement.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Stephen M. Wurzburg, a partner at Pillsbury Winthrop Shaw Pittman LLP, counsel to the Registrant, owns 25,000 shares of Common Stock of the Registrant.

ITEM 8.	EXHIBITS.

See Index to Exhibits, which list of exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on the 8th day of May, 2009.

CALIFORNIA MICRO DEVICES CORPORATION

By	/s/ Robert V. Dickinson
Robert V. Dickinson
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby make, constitute and appoint Robert V. Dickinson and Kevin J. Berry, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE
/s/ Robert V. Dickinson Robert V. Dickinson	Director, President and Chief Executive Officer (Principal Executive Officer)	May 8, 2009

/s/ Kevin J. Berry Kevin J. Berry	Chief Financial Officer (Principal Financial and Accounting Officer)	May 8, 2009

/s/ Wade F. Meyercord Wade F. Meyercord	Chairman of the Board	May 8, 2009

/s/ Edward C. Ross Edward C. Ross	Director	May 8, 2009

/s/ David W. Sear David W. Sear	Director	May 8, 2009

/s/ John L. Sprague John L. Sprague	Director	May 8, 2009

/s/ David L. Wittrock David L. Wittrock	Director	May 8, 2009

INDEX TO EXHIBITS

Exhibit Number	Exhibit
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (Reference is made to the signature page of this Registration Statement)

24.1	Powers of Attorney (Reference is made to the signature page of this Registration Statement)